UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2026

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33393	98-0439758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue 12th Floor New York, NY (Address of principal executive offices)	10171 (Zip code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	GNK	New York Stock Exchange (NYSE)
Preferred Stock Purchase Rights	N/A	New York Stock Exchange (NYSE)

Item 1.01	Entry into a Material Definitive Agreement.

On June 2, 2026, Genco Shipping & Trading Limited (the “Company”) entered into the Third Amendment to Shareholders Rights Agreement (the “Third Amendment”) to amend the Shareholder Rights Agreement, dated as of October 1, 2025 between the Company and Computershare Inc., as amended to date (the “Rights Agreement”). The description of the Rights Agreement in the Company’s Current Reports on Form 8-K filed on October 1, 2025 is incorporated herein by reference.  Capitalized terms used but not otherwise defined have the meanings given to them in the Rights Agreement.

The Company’s Board of Directors (the “Board”) determined that, based on shareholder feedback and its ongoing assessment of the facts and circumstances, it would be in the best interests of the Company and its shareholders to eliminate the defined term “Acting in Concert” from the Rights Agreement.  Other provisions regarding concerted activity designed to protect all of the Company’s shareholders, including formation of a group under Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, remain unchanged.

While eliminating the “Acting in Concert” concept, the Rights Agreement remains substantially similar to rights plans adopted by other public companies and continues to be intended to enable all Company shareholders to realize the long-term value of their investment. The Rights Agreement is designed to reduce the likelihood that any entity, person, or group would gain control of or exert significant influence over the Company through open-market accumulation or other tactics potentially disadvantaging the interests of all shareholders, without paying all shareholders an appropriate control premium. The Rights Agreement, as amended, will continue to provide the Board sufficient time to fulfill its fiduciary duties on behalf of all shareholders, and it does not prevent the Board from considering any proposal. The Rights Agreement, as amended, is not intended to deter, and does not preclude the Board from considering, offers that are fair and otherwise in the best interest of the Company’s shareholders.

The foregoing description of the material terms of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Third Amendment to Shareholder Rights Agreement, dated June 2, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: June 2, 2026

/s/ Peter Allen
Peter Allen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Third Amendment to Shareholder Rights Agreement, dated June 2, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)